Exhibit 99.1

Press Release	Source: Tribute Pharmaceuticals Canada Inc.

Tribute Pharmaceuticals Announces Double Digit Growth in
Second Quarter 2013

Milton, Ontario, Canada, August 9, 2013 – Tribute Pharmaceuticals Canada Inc. (OTCQB:TBUFF) ("Tribute" or "the Company"), a specialty pharmaceutical company with a primary focus on the acquisition, licensing, development and promotion of healthcare products in Canada, today announced financial results for its fiscal 2013 second quarter ending June 30, 2013.  In this press release, all dollar amounts are expressed in Canadian currency - unless otherwise noted - and results are reported in accordance with United States generally accepted accounting principles (U.S. GAAP).

Second Quarter 2013 Highlights:
●	Revenues increased 15% for the three months ended June 30, 2013 compared to same period in 2012;
●	Gross profit was up 18% for the three months ended June 30, 2013 compared to the same period in 2012;
●	Preparations are underway to file an Investigational New Drug Application with the U.S. Food and Drug Administration (the "FDA") for Bezalip® SR in 2013.

Total revenue for the three month period ended June 30, 2013 increased by 15.2% to $3,330,000 compared to $2,891,100 for the same period in 2012.  The increase in sales was attributable to an increase in Licensed Domestic Product Net Sales of $311,900.  In addition, there was an increase in Other Domestic Product Sales of $72,300 and growth in International Product Sales of $54,800.

The net loss before taxes for the three month period ended June 30, 2013 was $985,700 compared to a loss of $1,052,500 for the same period in 2012.  The main factors decreasing the net loss for the three month period ended June 30, 2013 compared to the same period in the prior year include:

●	Increased gross profit of $227,800 or 18.0% due to higher revenues of $439,000;
●	A reduction in research and development expense of $6,600;
●	A reduction in total warrant liability of $467,100;
●	A decrease in accretion expense of $10,700.

Factors increasing the net loss for three month period ended June 30, 2013 compared to the same period in the prior year include:

●	An increase in selling, general and administrative expenses of $416,200 (explained below);
●	An increase in amortization of assets of $207,100;
●	Increase in interest expense and interest income of $22,100.

Excluding non-operating income for the three month period ended June 30, 2013 of $364,700; the net loss from operations was $1,350,400.  This compares to the prior period net loss from operations of $955,000.  The increase in the operational loss represents higher selling, general and administrative costs offset in part by increases in gross profit (detailed below).

For the six month period ended June 30, 2013 total revenues from all sources increased by 16.6% or $961,000 to $6,752,200 compared to $5,791,200 for the same period in 2012.  The increase in sales was attributable to an increase in Licensed Domestic Product Net Sales of $299,600, an increase in Other Domestic Product Sales of $672,200, a decrease in International Product Sales of $133,900 and an increase of $98,000 of Royalty and Licensing Revenue, as compared to the same period on 2012.

For the six month period ended June 30, 2013, the net loss before taxes was $4,017,400 compared to a net loss of $1,872,400 for the same period in the prior year.  The main factors decreasing the net loss for the six month period ended June 30, 2013 compared to the same period in the prior year include:

●	Increased gross profit of $671,000 or 26.9% due to higher revenues of $961,000;
●	A reduction in research and development expense of $8,300;
●	A decrease in accretion expense of $7,100.

Factors increasing the net loss for the six month period ended June 30, 2013 compared to the same period in the prior year include:

●	An increase in selling, general and administrative expenses of $1,348,200 (explained below);
●	An increase in total warrant liability of $852,500 due primarily to the private placement completed in the first of 2013;
●	An increase in amortization of assets of $439,600;
●	An increase in interest expense net of interest income of $111,400.

Excluding non-operating expenses for the six month period ended June 30, 2013 of $1,063,800 the net loss from operations was $2,953,600. This compares to the same period in the prior year net loss from operations of $1,836,800.  The increase in the operational loss represents higher selling, general and administrative costs offset in part by increases in gross profit (detailed below).

Gross profit for the three month period ended June 30, 2013 was $1,491,200, an increase of 18.0% or $227,800 compared to the same period in the prior year.  Underlying improvements in gross profit for the three month period ended June 30, 2013 were due to additional gross profit of $191,500 from Licensed Domestic Product Net Sales and $36,400 from Other Domestic Product Sales and International Product Sales.

For the six month period ended June 30, 2013 gross profit was $3,167,200 an increase of 26.9% or $671,000 compared to the same period in the prior year.  Underlying improvements in gross profit for the six month period ended June 30, 2013 were due to additional gross profit of $237,500 from Licensed Domestic Product Net Sales, $335,400 from Other Domestic Product Sales and International Product Sales and $98,000 from Royalty and Licensing Revenues.

Selling, general and administrative expenses for the for the three month period ended June 30, 2013 were $2,507,100 compared to $2,091,000 for the same period in 2012.  The increase of $416,100 or 19.9% is primarily due to a significant investment in the expansion of the Company’s sales force and marketing expenses to grow its existing business, as well as an increase in business development.

For the six month period ended June 30, 2013 selling, general and administrative expenses were $5,456,700 compared to $4,108,500 for the same period in 2012. The increase of $1,348,200 or 32.8% is primarily due to a significant investment in the expansion of the Company’s sales force and marketing expenses to grow its existing products, marketing and sales expenses related to the launch of Cambia® to primary care physicians and specialists in the first quarter of 2013.

The net loss for the three month period ended June 30, 2013 was $985,700, compared to a net loss of $731,400 for the same period in the prior year.  This equates to a loss of $(0.02) per share compared to a loss of $(0.02) per share for the same period in 2012.  For the six month period ended June 30, 2013 the net loss was $3,702,500, compared to a net loss of $1,357,800 for the same period in the prior year.  This equates to a loss of ($0.08) per share compared to a loss of ($0.04) per share for the same period in 2012.

The Company’s cash and cash equivalents position amounted to $1,320,700 at June 30, 2013 compared to $2,283,900 at December 31, 2012.

On August 8, 2013, SWK Funding LLC ("SWK"), a wholly-owned subsidiary of SWK Holdings Corporation entered into a credit agreement (the "Credit Agreement") pursuant to which the lenders party thereto provided to the Company a term loan in the principal amount of US$6,000,000 (the "Loan") which may be increased by an additional US$2,000,000 at the Company's request on or before December 31, 2014.  SWK served as the agent, under the Credit Agreement.  The Loan matures on August 8, 2018 and accrues interest at an annual rate of 11.5% plus the Libor Rate (as defined in the Credit Agreement), with the Libor Rate being subject to a minimum floor of 2%, such that that minimum interest rate is 13.5%.  Pursuant to the terms of the Credit Agreement, the Company entered into a Guaranty and Collateral Agreement granting the Lenders a security interest in substantially all of the Company's assets.  In connection with the Loan, the Company issued SWK Funding 755,794 common share purchase warrants with each warrant entitling SWK Funding to acquire one common share in the capital of the Company at an exercise price of US$0.5954, exercisable at any time prior to August 8, 2020.  In connection with Loan, the Company exercised its rights under the MidCap agreement to prepay the outstanding balance of the term loan with Midcap.

Scott Langille, CFO of Tribute stated, “We are very pleased to have completed this credit facility with SWK.  Subsequent to the completion of this financing and prepayment to Midcap, Tribute will have cash remaining of approximately US$4,000,000 plus the flexibility to draw an additional US$2,000,000 at our request for pending business development initiatives or other purposes.”

"We continue to grow our business and this remains our focus going forward.” said Rob Harris, CEO of Tribute.  “We have now been in full launch mode since February 2013 with Cambia® and are pleased with our early success on achieving a one percent market share of new prescriptions in the Canadian migraine market in June and a 50% growth in total prescriptions in the second quarter of 2013 versus the first quarter.  We continue to make good progress on the preparation of the Investigation New Drug application for Bezalip® SR we plan to submit to the FDA this year.”  Mr. Harris also added “our business development efforts remain on high alert for new opportunities that support our current business and our new credit facility with SWK provides us with greater flexibility to capitalize when the opportunity arises.”

"SWK is excited to partner with Tribute and its management team.  The revenue interest debt financing we executed for Tribute illustrates SWK’s ability to create customized investment structures for life science companies," said Brett Pope, CEO of SWK.  "We believe this transaction well positions Tribute for future growth."

About Tribute Pharmaceuticals Canada Inc.
Tribute is an emerging Canadian specialty pharmaceutical company focused on the acquisition, licensing, development and management of pharmaceutical and healthcare products with its primary focus on the Canadian market.

Tribute markets Cambia® (diclofenac potassium for oral solution), Bezalip® SR (bezafibrate), Soriatane® (acitretin), NeoVisc® (1.0% sodium hyaluronate solution) Uracyst® (sodium chondroitin sulfate solution 2%), Collatamp G® and Gelfoam® in the Canadian market. Additionally, NeoVisc® and Uracyst® are commercially available and are sold globally through various international partnerships.

For further information on Tribute visit the Company’s websites:  http://www.tributepharma.com

About SWK Holdings Corporation
SWK Holdings Corporation (OTCQB: SWKH) is a specialized finance company with a focus on the global healthcare sector.  SWK partners with ethical product marketers and royalty holders to provide flexible financing solutions at an attractive cost of capital to create long-term value for both SWK’s business partners and its investors.  SWK believes its financing structures achieve an optimal partnership for companies, institutions and inventors seeking capital for expansion or capital and estate planning by allowing its partners to monetize future cash flow with minimal dilution to their equity stakes.  Additional information on the life science finance market is available on the Company’s website at www.swkhold.com

Tribute Pharmaceuticals' Forward Looking Statement
This press release contains certain forward-looking statements about Tribute as defined in the Private Securities Litigation Reform Act of 1995, which statements can be identified by the use of forward-looking terminology, such as "may", "will", "expect", "intend", "anticipate", "estimate", "predict", "plan" or "continue" or the negative thereof or other variations thereon or comparable terminology referring to future events or results.  Forward-looking statements, by their nature, are subject to risks and uncertainties, Tribute actual results could differ materially from those anticipated in these forward-looking statements as a result of numerous factors, including general economic conditions, the ability of Tribute to successfully integrate operations, and the timing of expenditures and expansion opportunities, any of which could cause actual results to vary materially from current results or anticipated future results. See Tribute reports filed with the Canadian Securities Regulatory Authorities and the U.S. Securities and Exchange Commission from time to time for cautionary statements identifying important factors with respect to such forward-looking statements, including certain risks and uncertainties that could cause actual results to differ materially from results referred to in forward-looking statements. Tribute assumes no obligation to update the information contained in this press release to update forward-looking statements to reflect changed assumptions, the occurrence of anticipated events or changes in future operating results, financial condition or business over time.

Soriatane® and Bezalip®SR are registered trademarks and under license from Actavis Group PTC ehf
Cambia® is a registered trademark and under license from Nautilus Neurosciences, Inc.
Collatamp G® is a registered trademark and under license EUSA Pharma (Europe) Limited.
Gelfoam® is a registered trademark of Pharmacia & Upjohn Company LLC, used under license by Pfizer Canada Inc.

For further information on Tribute, visit http://www.tributepharma.com or contact:

Tribute Pharmaceuticals Canada Inc.
Scott Langille, CFO
519-434-1540
scott.langille@tributepharma.com

or

Arnold Tenney
Chairman
705-445-9505

TRIBUTE PHARMACEUTICALS CANADA INC.
(formerly Stellar Pharmaceuticals Inc.)
CONDENSED INTERIM BALANCE SHEETS
(Expressed in Canadian dollars)
(Unaudited)

	As at June 30, 2013	As at December 31, 2012
ASSETS
Current
Cash and cash equivalents	$1,320,669	$2,283,868
Accounts receivable, net of allowance of $nil	1,319,285	1,205,087
Inventories	1,120,935	1,000,557
Taxes recoverable	404,883	261,400
Loan receivable	15,814	15,814
Prepaid expenses and other receivables	228,849	118,910
Current portion of debt issuance costs, net	152,975	185,403
Total current assets	4,563,410	5,071,039
Property, plant and equipment, net	1,123,668	1,159,375
Intangible assets, net	10,364,845	10,883,179
Goodwill	3,599,077	3,599,077
Debt issuance costs, net	55,528	115,862
Total assets	$19,706,528	$20,828,532

LIABILITIES
Current
Accounts payable and accrued liabilities	$3,440,976	$5,455,664
Current portion of long term debt	1,379,700	1,305,840
Warrant liability	2,949,367	202,213
Total current liabilities	7,770,043	6,963,717
Long term debt	1,277,687	1,815,791
Deferred tax liability	-	314,900
Total liabilities	9,047,730	9,094,408

Contingencies and commitments

SHAREHOLDERS’ EQUITY
AUTHORIZED Unlimited non-voting, convertible redeemable and retractable preferred shares with no par value Unlimited common shares with no par value ISSUED Common shares 50,972,542 (December 31, 2012 - 39,610,042)	19,927,121	17,589,957
Additional paid-in capital options	2,157,692	1,867,723
Deficit	(11,426,015)	(7,723,556)
Total shareholders’ equity	10,658,798	11,734,124
Total liabilities and shareholders’ equity	$19,706,528	$20,828,532

TRIBUTE PHARMACEUTICALS CANADA INC.
(formerly Stellar Pharmaceuticals Inc.)
CONDENSED INTERIM STATEMENTS OF OPERATIONS,
 COMPREHENSIVE (LOSS) AND DEFICIT
(Expressed in Canadian dollars)
(Unaudited)

	For the Three Month Period Ended June 30		For the Six Month Period Ended June 30
	2013	2012	2013	2012
Licensed domestic product net sales	$2,242,649	$1,930,789	$4,136,289	$3,836,651
Other domestic product sales	729,183	656,895	1,828,345	1,131,162
International product sales	358,215	303,378	689,553	823,403
Royalty and licensing revenues	-	-	98,040	-
Total revenues	3,330,047	2,891,062	6,752,227	5,791,216

Cost of Sales
Licensor sales and distribution fees	1,473,246	1,352,845	2,761,725	2,699,618
Cost of products sold	365,578	274,810	823,341	595,400
Total Cost of Sales	1,838,824	1,627,655	3,585,066	3,295,018
Gross Profit	1,491,223	1,263,407	3,167,161	2,496,198
Expenses
Selling, general and administrative	2,507,117	2,090,965	5,456,721	4,108,538
Amortization of assets (non-manufacturing property, plant and equipment)	334,487	127,426	664,059	224,463
Total operating expenses	2,841,604	2,218,391	6,120,780	4,333,001
(Loss) from operations	(1,350,381)	(954,984)	(2,953,619)	(1,836,803)

Non-operating income (expenses)
Change in warrant liability	466,566	134,671	(850,475)	137,213
Cost of extending the warrant expiration	-	(135,157)	-	(135,157)
Change in fair value of contingent consideration	-	-	-	79,724
Research and development	-	(6,574)	-	(8,326)
Accretion expense	(22,984)	(33,703)	(47,229)	(54,367)
Interest income	1,242	2,527	1,967	6,032
Interest expense	(80,145)	(59,302)	(168,003)	(60,686)
(Loss) and comprehensive (loss) before tax	(985,702)	(1,052,522)	(4,017,359)	(1,872,370)
Deferred income tax (recovery)	-	(321,100)	(314,900)	(514,600)
Net (loss) and comprehensive (loss) for the period	$(985,702)	$(731,422)	$(3,702,459)	$(1,357,770)
Deficit, beginning of period	(10,440,313)	(5,000,938)	(7,723,556)	(4,374,590)
Deficit, end of period	$(11,426,015)	$(5,732,360)	$(11,426,015)	$(5,732,360)
Loss per share - Basic and diluted	$(0.02)	$(0.02)	$(0.08)	$(0.04)

TRIBUTE PHARMACEUTICALS CANADA INC.
(formerly Stellar Pharmaceuticals Inc.)
CONDENSED INTERIM STATEMENTS OF CASH FLOWS
(Expressed in Canadian dollars)
(Unaudited)

	For the Six Month Period Ended June 30
	2013	2012
Cash flows from (used in) operating activities
Net (loss)	$(3,702,459)	$(1,357,770)
Items not affecting cash:
Deferred income tax (recovery)	(314,900)	(514,600)
Amortization	673,579	254,145
Changes in warrant liability	850,475	(137,214)
Cost of extending the warrant expiration	-	135,157
Changes in fair value of contingent consideration	-	(79,724)
Stock-based compensation	289,969	320,423
Accretion expense	47,229	54,367
Change in non-cash operating assets and liabilities	(2,042,686)	(278,495)
Cash flows (used in) operating activities	(4,198,793)	(1,603,711)
Cash flows from (used in) investing activities
Additions to property, plant and equipment	(19,996)	(15,489)
Payment of contingent liability	(460,000)	-
Increase to patents and licensing agreements	(6,780)	(442,020)
Cash flows (used in) investing activities	(486,776)	(457,509)
Cash flows from (used in) financing activities
Financing costs deferred	-	(343,934)
Long term debt issued	-	3,500,000
Units issued	4,662,700	-
Long term debt repayment	(663,939)	-
Share issuance costs	(428,857)	-
Cash flows from financing activities	3,569,904	3,156,066
Changes in cash and cash equivalents	(1,115,665)	1,094,846
Change in cash due to changes in foreign exchange	152,466	66,851
Cash and cash equivalents, beginning of period	2,283,868	2,227,973
Cash and cash equivalents, end of period	$1,320,669	$3,389,670

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